EXHIBIT 4.2

EXECUTION VERSION

BARCLAYS PLC,

Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

as Senior Debt Security Registrar

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 15, 2018

To the Senior Debt Securities Indenture, dated as of January 17, 2018,

Between Barclays PLC

and

The Bank of New York Mellon, London Branch, as Trustee

$1,750,000,000 Principal Amount of 4.610% Fixed-to-Floating Rate Senior Notes due 2023

$750,000,000 Principal Amount of Floating Rate Senior Notes due 2023

- ii -

THIRD SUPPLEMENTAL INDENTURE, dated as of November 15, 2018 (the “Third Supplemental Indenture”), among BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee and Paying Agent (herein called the “Trustee”), having a Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Senior Debt Security Registrar, having an office at 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg, to the SENIOR DEBT SECURITIES INDENTURE, dated as of January 17, 2018, between the Company and the Trustee (as heretofore amended and supplemented, the “Base Indenture” and, together with this Third Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of its Senior Debt Securities in one or more series;

WHEREAS, Section 9.01 of the Base Indenture permits supplements thereto without the consent of Holders of Senior Debt Securities to establish the form or terms of Senior Debt Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, as contemplated by Section 3.01 of the Base Indenture, the Company intends to issue two additional series of Senior Debt Securities, to be known as the Company’s “4.610% Fixed-to-Floating Rate Senior Notes due 2023” (the “Fixed-to-Floating Rate Securities”) and the Company’s “Floating Rate Senior Notes due 2023” (the “Floating Rate Securities” and, together with the Fixed-to-Floating Rate Securities, the “Securities”) under the Indenture;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Third Supplemental Indenture;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows with regard to the Securities:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Third Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

The following terms used in this Third Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Adjustment Spread” has the meaning set forth in ANNEX I hereto.

“Alternative Reference Rate” has the meaning set forth in ANNEX I hereto.

“Bail-in Legislation” has the meaning set forth in SECTION 2.18 hereof.

“Base Indenture” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“BRRD” has the meaning set forth in SECTION 2.18 hereof.

“BRRD Party” has the meaning set forth in SECTION 2.18 hereof.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in New York City.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity of credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Company may be organized or domiciled) and applicable to the Group including, as at the date hereof, CRD IV and related technical standards.

“Company” has the meaning set forth in the first paragraph of this Third Supplemental Indenture, and includes any successor entity.

“Comparable Treasury Issue” has the meaning set forth in SECTION 2.04 hereof.

“Comparable Treasury Price” has the meaning set forth in SECTION 2.04 hereof.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time, and the CRD IV Regulation.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time.

“Determination Agent” has the meaning set forth in SECTION 2.04 hereof.

“DTC” means The Depository Trust Company, or any successor clearing system.

“EEA Bail-in Power” has the meaning set forth in SECTION 2.18 hereof.

“EEA BRRD Liability” has the meaning set forth in SECTION 2.18 hereof.

“EU Bail-in Legislation Schedule” has the meaning set forth in SECTION 2.18 hereof.

“Fixed Rate Interest Payment Date” has the meaning set forth in ANNEX I hereto.

“Fixed-to-Floating Floating Rate Interest Payment Date” has the meaning set forth in ANNEX I hereto.

“Fixed-to-Floating Rate Interest Period” has the meaning set forth in ANNEX I hereto.

“Fixed-to-Floating Rate Margin” has the meaning set forth in ANNEX I hereto.

“Fixed-to-Floating Rate Par Redemption Date” has the meaning set forth in ANNEX I hereto.

“Fixed-to-Floating Rate Securities” has the meaning set forth in the Recitals to this Third Supplemental Indenture.

“Fixed-to-Floating Rate Securities Stated Maturity” has the meaning set forth in SECTION 2.01(g) hereof.

“Floating Rate Interest Payment Date” has the meaning set forth in ANNEX I hereto.

“Floating Rate Interest Period” has the meaning set forth in ANNEX I hereto.

“Floating Rate of Interest” has the meaning set forth in ANNEX I hereto.

“Floating Rate Margin” has the meaning set forth in ANNEX I hereto.

“Floating Rate Securities” has the meaning set forth in the Recitals to this Third Supplemental Indenture.

“Floating Rate Securities Interest Rate” has the meaning set forth in ANNEX I hereto.

“Floating Rate Securities Stated Maturity” has the meaning set forth in SECTION 2.01(g) hereof.

“IA Determination Cut-off Date” has the meaning set forth in ANNEX I hereto.

“Indenture” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“Independent Adviser” has the meaning set forth in ANNEX I hereto.

“Interest Determination Date” has the meaning set forth in ANNEX I hereto.

“Interest Payment Date” has the meaning set forth in ANNEX I hereto.

“Interest Reset Date” has the meaning set forth in ANNEX I hereto.

“Issue Date” has the meaning set forth in SECTION 2.01(f) hereof.

“Loss Absorption Disqualification Event” with respect to a series of securities means the whole or any part of the principal amount of the Securities Outstanding of such series at any time being excluded from or ceasing to count towards the Company’s and/or the Group’s own funds and eligible liabilities and/or loss absorbing capacity, in each case for the purposes of, and in accordance with, the relevant Capital Regulations, provided that a Loss Absorption Disqualification Event shall not occur if such whole or part of the principal amount of the Securities Outstanding of such series is excluded from, or ceases to count towards, such own funds and eligible liabilities and/or loss absorbing capacity due to the remaining maturity of the Securities of such series being less than one year.

“Loss Absorption Regulations Event” means that (i) any Capital Regulations become effective with respect to the Company and/or the Group or (ii) there is an amendment to, or change in, any Capital Regulation, or any change in the official application of any Capital Regulation that becomes effective with respect to the Company and/or the Group.

“Make-Whole Redemption” has the meaning set forth in SECTION 2.04 hereof.

“Margin” has the meaning set forth in ANNEX I hereto.

“Monetary Judgment” has the meaning set forth in SECTION 2.07(c) hereof.

“Par Redemption” has the meaning set forth in SECTION 2.04 hereof.

“Period of Floating Rate Interest” has the meaning set forth in ANNEX I hereto.

“Non-Payment Event” has the meaning set forth in SECTION 2.07(b) hereof.

“Performance Obligation” has the meaning set forth in SECTION 2.07(c) hereof.

“Reference Treasury Dealer” has the meaning set forth in SECTION 2.04 hereof.

“Reference Treasury Dealer Quotations” has the meaning set forth in SECTION 2.04 hereof.

“Regular Record Date” means the close of business on the Business Day immediately preceding each Interest Payment Date (or, if the Securities of the applicable series are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

“Relevant EEA Resolution Authority” has the meaning set forth in SECTION 2.18 hereof.

“Relevant Nominating Body” has the meaning set forth in ANNEX I hereto.

“Relevant Screen Page” has the meaning set forth in ANNEX I hereto.

“Reuters Page LIBOR01” has the meaning set forth in ANNEX I hereto.

“Third Supplemental Indenture” has the meaning set forth in the first paragraph of this Third Supplemental Indenture.

“Securities” has the meaning set forth in the Recitals to this Third Supplemental Indenture.

“Senior Enforcement Event” has the meaning set forth in SECTION 2.11 hereof.

“Stated Maturity” has the meaning set forth in SECTION 2.01(g) hereof.

“Successor Rate” has the meaning set forth in ANNEX I hereto.

“Treasury Rate” has the meaning set forth in SECTION 2.04 hereof.

“Trustee” has the meaning set forth in the first paragraph of this Third Supplemental Indenture, and includes any successor entity.

A “Winding-Up Event” with respect to the Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the Company’s winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Company’s shareholders adopt an effective resolution for the Company’s winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

SECTION 1.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05 Relation to Base Indenture. This Third Supplemental Indenture constitutes an integral part of the Indenture. Notwithstanding any other provision of this Third Supplemental Indenture, all provisions of this Third Supplemental Indenture are expressly and solely for the benefit of the Holders of the Securities and the Trustee and any such provisions shall not be deemed to apply to any other Senior Debt Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Securities.

SECTION 1.06 Construction and Interpretation. Unless the context otherwise requires:

(a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Third Supplemental Indenture, refer to this Third Supplemental Indenture as a whole and not to any particular provision of this Third Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) the terms “U.S. dollars,” “US$” and “$” refer to the lawful currency for the time being of the United States;

(d) references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Third Supplemental Indenture;

(e) wherever the words “include”, “includes” or “including” are used in this Third Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(f) references to a Person are also to its successors and permitted assigns; and

(g) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

4.610% FIXED-TO-FLOATING RATE SENIOR NOTES DUE 2023

AND

FLOATING RATE SENIOR NOTES DUE 2023

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established two series of Senior Debt Securities under the Base Indenture entitled the “4.610% Fixed-to-Floating Rate Senior Notes due 2023” and the “Floating Rate Senior Notes due 2023.”

(b) The Securities of each series shall be issued initially in the form of one or more registered Global Securities that shall be deposited with DTC on the Issue Date. The Global Securities shall be registered in the name of Cede & Co. and executed and issued in substantially the forms attached hereto as Exhibit A and Exhibit B.

(c) The Company shall issue the Fixed-to-Floating Rate Securities in an aggregate principal amount of $1,750,000,000. The Company shall issue the Floating Rate Securities in an aggregate principal amount of $750,000,000. The Company may from time to time, without the consent of the Holders of the Securities of each series, issue additional securities of such series having the same ranking and same interest rate, Stated Maturity, redemption terms and other terms as the Securities of such series described in this Third Supplemental Indenture, except for the price to the public and Issue Date. Any such additional securities subsequently issued shall rank equally and ratably with the Securities of such series in all respects, so that such further securities shall be consolidated and form a single series with the applicable series of the Securities.

(d) Any proposed transfer of an interest in Securities held in the form of a Global Security shall be effected through the book-entry system maintained by DTC.

(e) The Securities shall not have a sinking fund.

(f) The Securities shall be issued on November 15, 2018 (the “Issue Date”).

(g) The stated maturity of the principal of the Fixed-to-Floating Rate Securities shall be February 15, 2023 (the “Fixed-to-Floating Rate Securities Stated Maturity”) and the stated maturity of the principal of the Floating Rate Securities shall be February 15, 2023 (the “Floating Rate Securities Stated Maturity” and, with the “Fixed-to-Floating Rate Securities Stated Maturity” each a “Stated Maturity”).

(h) The Securities of each series shall be redeemable prior to their respective Stated Maturity in accordance with SECTION 2.04 hereof.

(i) The Securities shall be issued in minimum denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

(j) Section 11.09 of the Base Indenture shall apply to the Securities.

(k) The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall at all times rank pari passu without any preference among themselves. In the event of a winding-up or administration of the Company, the Securities shall rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Company, present and future, except such obligations as are preferred by operation of law.

SECTION 2.02 Interest.

(a) The interest rate on the Fixed-to-Floating Rate Securities and the interest rate on the Floating Rate Securities shall be, or shall be determined, as set forth in Annex I hereto.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name the relevant Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest.

SECTION 2.03 Payment of Principal, Interest and Other Amounts

Payments of principal of and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Securities represented by a Global Security shall be made through one or more Paying Agents appointed under the Base Indenture to DTC or its nominee, as the Holder or Holders of the Global Security. Initially, the Paying Agent for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is hereby designated for purposes of the Securities initially as the office or agency of the Trustee located at said address. Initially, the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon SA/NV, Luxembourg Branch, 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg (which location shall also be a Place of Payment for purposes of Section 3.05(a) of the Base Indenture). The Company at any time and from time to time may change the Paying Agent or, subject to Section 9.01 of the Base Indenture, the Place of Payment, and the Senior Debt Security Registrar without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Senior Debt Security Registrar. Payments of principal of and interest on the Securities represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such Global Security is first surrendered to the Paying Agent. If a date of redemption or repayment or the Stated Maturity is not a Business Day, the Company may pay interest and principal and/or any amount payable upon redemption or repayment of the Securities on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption or repayment or such Stated Maturity.

SECTION 2.04 Optional Redemption. Subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Base Indenture and in Section 2.17 of this Third Supplemental Indenture, and to the conditions set forth in Section 11.10 of the Base Indenture, the Company may redeem, at its option (A) the Fixed-to-Floating Rate Securities at any time outstanding, in whole or in part, at any time on or after May 15, 2019 (six months following the Issue Date and, if any additional Fixed-to-Floating Rate Securities are issued after the Issue Date, except for the period of six months beginning on the issue date for any additional Fixed-to-Floating Rate Securities) to (but excluding) the Fixed-to-Floating Rate Par Redemption Date, at an amount equal to the higher of (i) 100% of the principal amount of the Fixed-to-Floating Rate Securities to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the principal (discounted from the Fixed-to-Floating Rate Par Redemption Date) and remaining payments of interest to be made on any scheduled Fixed Rate Interest Payment Date to the Fixed-to-Floating Rate Par Redemption Date on the Fixed-to-Floating Rate Securities to be redeemed (not including accrued but unpaid interest, if any, on the principal amount of the Fixed-to-Floating Rate Securities) discounted to the applicable

Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points together with, in either case of (i) or (ii) above, accrued but unpaid interest, if any, on the principal amount of the Fixed-to-Floating Rate Securities to be redeemed to (but excluding) the Redemption Date (the “Make-Whole Redemption”) and/or (B) the Fixed-to-Floating Rate Securities and/or Floating Rate Securities then outstanding, in whole of such series but not in part, on the Fixed-to-Floating Rate Par Redemption Date for the Fixed-to-Floating Rate Securities and on February 15, 2022 for the Floating Rate Securities, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the respective Redemption Date (the “Par Redemption”).

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated “H.15”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity most closely corresponding to the Fixed-to-Floating Rate Par Redemption Date of the Securities being redeemed (if no maturity is within three months before or after the Fixed-to-Floating Rate Par Redemption Date of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week immediately prior to the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; provided that, if the period from the applicable Redemption Date to the Fixed-to-Floating Rate Par Redemption Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

The Treasury Rate shall be calculated by the Determination Agent on the third Business Day preceding the applicable Redemption Date.

In determining the Treasury Rate, the below terms will have the following meaning:

“Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term to the Fixed-to-Floating Rate Par Redemption Date of the relevant Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of comparable maturity to the remaining term to the Fixed-to-Floating Rate Par Redemption Date of the relevant Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date (calculated on the third Business Day preceding such Redemption Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Determination Agent by a Reference Treasury Dealer.

“Determination Agent” means an investment bank or financial institution of international standing selected by the Company and which may be an affiliate of the Company.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Determination Agent, if applicable), or the affiliates of such banks, which are (i) primary U.S. government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 11:00 a.m., New York time, on the third Business Day preceding such Redemption Date.

Unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the applicable Redemption Date on the Securities or portions thereof called for redemption. The Trustee has no responsibility for any calculation or determination in respect of the establishment of the Make-Whole Redemption price and shall be entitled to receive and rely conclusively upon an Officer’s Certificate executed in accordance with the Base Indenture that states the Make-Whole Redemption price.

SECTION 2.05 Loss Absorption Disqualification Event Redemption. If a Loss Absorption Regulations Event occurs on or after the Issue Date that does, or would be likely to (in the opinion of the Company, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event, the Company may, at the Company’s option, at any time, redeem the Securities of any or all series, in whole of such series but not in part, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the relevant Redemption Date, as applicable, provided that such Loss Absorption Disqualification Event cannot be avoided by the Company exercising its option to cause an Events of Default Substitution in accordance with SECTION 2.06 hereof. For the avoidance of doubt, except as otherwise set forth in this Third Supplemental Indenture, Article 11 of the Base Indenture shall apply to any redemption of Securities pursuant to this SECTION 2.05.

SECTION 2.06 Events of Default Substitution. If the inclusion of any of the “Events of Default” set forth in Section 5.01 of the Base Indenture in the terms of the Securities of a series does, or would be likely to (in the opinion of the Company, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event following a Loss Absorption Regulations Event that occurs on or after the Issue Date, then the Company may, at the Company’s option, without the need for the Company to obtain any consent from any Holders of the Securities, determine that the terms of Sections 5.01, 5.02 and 5.03 (except for Sections 5.03(c) and 5.03(f)) of the Base Indenture shall cease to apply to the Securities of such series and shall be replaced in their entirety by the enforcement events and remedies set forth in SECTION 2.07 hereof.

SECTION 2.07 Enforcement Events and Remedies Following an Events of Default Substitution

(a) If a Winding-Up Event occurs, the principal amount of the Outstanding Securities of a series, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

(b) If the Company fails to pay any amount that has become due and payable under the Securities of a series and such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may at its discretion and without further notice to the Company institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the Company’s winding-up and/or prove in the Company’s winding-up and/or claim in the Company’s liquidation or administration.

(c) In addition to the remedies for a Non-Payment Event provided in SECTION 2.07(b) hereof, the Trustee may, without further notice, institute such proceedings against the Company as the Trustee may deem fit to enforce any term, obligation or condition binding on the Company under the Securities or the Indenture (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided always that the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Company any judgment or other award given in such proceedings that requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in the Company’s winding-up and/or by claiming such Monetary Judgment in the Company’s administration.

(d) By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges and agrees that such Holder and Beneficial Owner shall not seek to enforce or otherwise claim, and shall not direct the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation, except by proving such Monetary Judgment in the Company’s winding-up and/or by claiming such Monetary Judgment in the Company’s administration.

(e) Other than the limited remedies specified in this SECTION 2.07 and subject to SECTION 2.07(f) hereof, following an Events of Default Substitution with respect to a series no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) or the Holders and Beneficial Owners of the Securities of such series whether for the recovery of amounts owing in respect of such Securities or under the Indenture or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to, and rights of, the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any such Events of Default Substitution and any Senior Enforcement Event.

(f) Notwithstanding the limitation on remedies specified in this SECTION 2.07, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a Holder of the Securities under the Trust Indenture Act, absent such Holder’s consent, to sue for any payment due but unpaid with respect to the Securities. No Holder of Securities shall be entitled to proceed directly against the Company except as described in Section 5.07 of the Base Indenture.

SECTION 2.08 Notice of Events of Default Substitution. Any Events of Default Substitution shall be subject to the Company’s giving prior notice to the Trustee and to the Holders of the Securities via DTC or the relevant clearing system(s) (or, if the Securities are held in definitive form, to the Holders at their addresses shown on the register for the Securities) (such notice being irrevocable) specifying the Company’s election to cause an Events of Default Substitution and the effective date of such Events of Default Substitution.

SECTION 2.09 Events of Default Substitution Certificate. Prior to giving the notice described in SECTION 2.08 hereof, the Company shall deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to elect to cause an Events of Default Substitution in accordance with SECTION 2.06 hereof. Such Officer’s Certificate shall be treated by the Company, the Trustee, the Holders and all other interested parties as correct and sufficient evidence thereof.

SECTION 2.10 Agreement with Respect to Enforcement Events and Remedies Following an Events of Default Substitution. By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the substitution of Sections 5.01, 5.02 and 5.03 (except for Sections 5.03(c) and 5.03(f)) of the Base Indenture with SECTION 2.07 hereof on the occurrence of an Events of Default Substitution in accordance with SECTION 2.06 hereof, at the Company’s option, without the need for the Company to obtain any consent from such Holder or Beneficial Owner.

SECTION 2.11 Trustee’s Duties Following an Events of Default Substitution. In case of a Senior Enforcement Event with respect to a series of Securities, the Trustee shall with respect to such series exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Senior Enforcement Event” shall occur (i) upon the occurrence of a Winding-Up Event, (ii) upon the occurrence of a Non-Payment Event or (iii) upon a breach by the Company of a Performance Obligation with respect to the Securities.

SECTION 2.12 Waiver of Certain Past Events of Default Following an Events of Default Substitution. For purposes of the Base Indenture following an Events of Default Substitution with respect to a series of Securities, Section 5.13 of the Base Indenture shall be replaced in its entirety by the following:

“(a) Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all of the Senior Debt Securities of such series waive any past Event of Default that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the Outstanding Senior Debt Securities of such series shall not be entitled to waive any past Event of Default that results from a Winding-Up Event or a Non-Payment Event.

(b) Upon the occurrence of any waiver permitted by paragraph (a) above, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Senior Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.”

SECTION 2.13 Notice of Defaults Following an Events of Default Substitution. For purposes of the Base Indenture following an Events of Default Substitution, Section 6.02 of the Base Indenture shall be replaced in its entirety by the following:

“Within ninety (90) days after the occurrence of any Event of Default hereunder with respect to Senior Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Senior Debt Securities of such series notice of such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if a trust committee of Responsible Officers of the Trustee determine in good faith that the withholding of such notice is in the interest of the Holders of Senior Debt Securities of such series.”

SECTION 2.14 Applicability of the Term “Event of Default” Following an Events of Default Substitution. For purposes of the Base Indenture following an Events of Default Substitution, “Event of Default” shall mean “Senior Enforcement Event” as defined in this Third Supplemental Indenture, except that the term “Event of Default” as used in Sections 3.05(c)(ii) and 6.07 of the Base Indenture and Article 8 of the Base Indenture shall mean “Winding-Up Event.”

SECTION 2.15 Certain Acts of Holders Following an Events of Default Substitution. For purposes of the Base Indenture following an Events of Default Substitution, Section 1.04(d) of the Base Indenture shall be replaced in its entirety by the following:

“Upon receipt by the Trustee from any Holder of Senior Debt Securities of a particular series of any direction referred to in Section 5.12 with respect to Senior Debt Securities of such series, if the Trustee shall not have taken the action specified in such direction, then the Trustee may set a record date for determining the Holders of Outstanding Senior Debt Securities of such series entitled to join in such direction. The Trustee will notify the Company and the Holders of Outstanding Senior Debt Securities of such series of any such record date so fixed. The Holders of Outstanding Senior Debt Securities of such series as of the close of business on such record date, and no other Holders, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.”

SECTION 2.16 Subsequent Holder’s Agreement. For purposes of Article 13 of the Base Indenture, the acknowledgment and agreement of each Holder and Beneficial Owner of the Securities set forth therein shall also include, without limitation, an acknowledgment and agreement in relation to the provisions contained in SECTION 2.10 hereof.

SECTION 2.17 Notice of Redemption.

(a) Before the Company may redeem the Securities of a series pursuant to SECTION 2.04 or SECTION 2.05 hereof or pursuant to Section 11.09 of the Base Indenture, the Company shall deliver via DTC or the relevant clearing system(s) (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the register for the Securities) prior notice of not less than fifteen (15) days, nor more than sixty (60) days, to the Holders of the Securities of such series. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in paragraphs (b) below.

(b) If the Company has delivered a notice of redemption pursuant to paragraph (a) of this Section 2.17, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power with respect to the Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(c) If any event specified in paragraph (b) above occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC or the relevant clearing system(s) (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the shown on the register for the Securities) and to the Trustee directly, specifying the occurrence of the relevant event.

SECTION 2.18 Acknowledgement with respect to Treatment of EEA BRRD Liabilities. Notwithstanding and to the exclusion of any other term of the Indenture, this Third Supplemental Indenture or any other agreements, arrangements, or understanding between the BRRD Party, on the one hand, and the Company, on the other hand, the Company acknowledges and accepts that an EEA BRRD Liability arising under the Indenture and this Third Supplemental Indenture may be subject to the exercise of EEA Bail-in Powers by the Relevant EEA Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of EEA Bail-in Powers by the Relevant EEA Resolution Authority in relation to any EEA BRRD Liability that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the EEA BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the EEA BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the EEA BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due including by suspending payment for a temporary period.

(b) the variation of the terms of the Indenture or this Third Supplemental Indenture, as deemed necessary by the Relevant EEA Resolution Authority, to give effect to the exercise of EEA Bail-in Powers by the Relevant EEA Resolution Authority in respect of the BRRD Party.

For these purposes:

“Bail-in Legislation” means in relation to a member state of the European Economic Area or the United Kingdom which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means The Bank of New York Mellon SA/NV, Luxembourg Branch, solely and exclusively in its role as Senior Debt Security Registrar under the Indenture and this Third Supplemental Indenture. For the avoidance of doubt, The Bank of New York Mellon, London Branch, as Trustee and Paying Agent and in any other capacity under the Indenture or this Third Supplemental Indenture is not a BRRD Party under the Indenture or this Third Supplemental Indenture.

“EEA Bail-in Power” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“EEA BRRD Liability” means a liability of the BRRD Party to the Company under the Indenture or this Third Supplemental Indenture, if any, in respect of which the EEA Bail-in Power may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com.

“Relevant EEA Resolution Authority” means the resolution authority with the ability to exercise any EEA Bail-in Powers in relation to the BRRD Party.

SECTION 2.19 Acknowledgement with Respect to Treatment of BRRD Liabilities. Any references to the “Trustee” in Article 12.02 of the Base Indenture shall be deemed to refer to the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01 Effectiveness. This Third Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 3.02 Original Issue. The Securities may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon a Company Order, authenticate and deliver such Securities as in such Company Order provided.

SECTION 3.03 Ratification and Integral Part. The Base Indenture as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Third Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04 Priority. This Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.05 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Third Supplemental Indenture. Neither the Trustee nor any authenticating agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 3.06 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Third Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.07 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.08 Governing Law. This Third Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions set forth in Section 5.03(c) of the Base Indenture, which shall be governed by and construed in accordance with English law, and except that the authorization and execution of this Third Supplemental Indenture and the Securities shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Tim Allen
Name: Tim Allen
Title: Director, CME

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE AND PAYING AGENT

By:	/s/ Marilyn Chau
Name: Marilyn Chau
Title:Vice President Authorised Signatory

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, AS SENIOR DEBT SECURITY REGISTRAR

By:	/s/ Marilyn Chau
Name: Marilyn Chau
Title: Vice President Authorised Signatory

[Signature Page to Third Supplemental Indenture]

ANNEX I

Interest Terms of the Securities

Interest Terms of the Fixed-to-Floating Rate Securities

Fixed Rate Period:	From (and including) the Issue Date, to (but excluding) February 15, 2022 (the “Fixed-to-Floating Rate Par Redemption Date”).

Floating Rate Period:	From (and including) the Fixed-to-Floating Rate Par Redemption Date, to (but excluding) the Fixed-to-Floating Rate Securities Stated Maturity.

Fixed Interest Rate:	During the Fixed Rate Period, interest on the Fixed-to-Floating Rate Securities will accrue at a rate of 4.610% per annum.

Fixed-to-Floating Floating Interest Rate:	During the Floating Rate Period, interest on the Fixed-to-Floating Rate Securities will accrue at a rate equal to LIBOR (as defined under “—Interest Terms Common to the Securities” below), as determined on the applicable Fixed-to-Floating Rate Interest Determination Date (as defined below), plus the Fixed-to-Floating Rate Margin per annum. The Fixed-to-Floating Floating Interest Rate will be reset quarterly on each Fixed-to-Floating Rate Interest Reset Date.

Fixed-to-Floating Rate Margin:	The “Fixed-to-Floating Rate Margin” is 1.40%.

Fixed Rate Interest Payment Dates:	Every February 15 and August 15 in each year, commencing on August 15, 2019 (and thus a long first interest period) and ending on the Fixed-to-Floating Rate Par Redemption Date; provided that if any scheduled Fixed Rate Interest Payment Date is not a Business Day, the Fixed Rate Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date.

Fixed-to-Floating Floating Rate Interest Payment Dates:	May 15, 2022, August 15, 2022, November 15, 2022 and the Fixed-to-Floating Rate Securities Stated Maturity (the “Fixed-to-Floating Floating Rate Interest Payment Dates” and each a “Fixed-to-Floating Floating Rate Interest Payment Date”); provided that if any scheduled Fixed-to-Floating Floating Rate Interest Payment Date, other than the Fixed-to-Floating Rate Securities Stated Maturity, is not a Business Day, the Fixed-to-Floating Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Fixed-to-Floating Floating Rate Interest Payment Date will be the immediately preceding Business Day.

Fixed-to-Floating Rate Interest Reset Dates:	The Fixed-to-Floating Rate Par Redemption Date, May 15, 2022, August 15, 2022 and November 15, 2022. If any Fixed-to-Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the Fixed-to-Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Fixed-to-Floating Rate Interest Reset Date will be the immediately preceding Business Day.

Fixed-to-Floating Rate Interest Periods:	The period beginning on, and including, a Fixed-to-Floating Floating Rate Interest Payment Date and ending on, but not including, the next succeeding Fixed-to-Floating Floating Rate Interest Payment Date (each a “Fixed-to-Floating Rate Interest Period”), provided that the first Fixed-to-Floating Rate Interest Period will begin on and include the Fixed-to-Floating Rate Par Redemption Date and will end on, but exclude, May 15, 2022.

Fixed-to-Floating Rate Interest Determination Dates:	The second London Banking Day (as defined under “—Interest Terms Common to the Securities” below) preceding the applicable Fixed-to-Floating Rate Interest Reset Date.

Fixed-to-Floating Rate Day Count:	30/360, Following, Unadjusted (during the Fixed Rate Period).
Actual/360, Modified Following, Adjusted (during the Floating Rate Period).

Interest Terms of the Floating Rate Securities

Floating Rate Securities Interest Rate:	The “Floating Rate Securities Interest Rate” for the first Floating Rate Interest Period (as defined below) will be equal to LIBOR (as defined under “—Interest Terms Common to the Securities” below), as determined on November 13, 2018, plus the Floating Rate Margin (as defined below) per annum. Thereafter, the Floating Rate

Securities Interest Rate for any Floating Rate Interest Period will be LIBOR, as determined on the applicable Floating Rate Interest Determination Date (as defined below), plus the Floating Rate Margin per annum. The Floating Rate Securities Interest Rate will be reset quarterly on each Floating Rate Interest Reset Date.

Floating Rate Margin:	The “Floating Rate Margin” is 1.43%.

Floating Rate Interest Payment Dates:	Every February 15, May 15, August 15 and November 15 in each year, commencing on February 15, 2019 (each a “Floating Rate Interest Payment Date”) and ending on the Floating Rate Securities Stated Maturity; provided that if any scheduled Floating Rate Interest Payment Date, other than the Floating Rate Securities Stated Maturity, is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day.

Floating Rate Interest Reset Dates:	Every February 15, May 15, August 15 and November 15 in each year, commencing on February 15, 2019; provided that the Floating Rate Securities Interest Rate in effect from (and including) November 15, 2018 to (but excluding) the first Floating Rate Interest Reset Date will be the initial Floating Rate Securities Interest Rate. If any Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Reset Date will be the immediately preceding Business Day.

Floating Rate Interest Periods:	The period beginning on, and including, a Floating Rate Interest Payment Date and ending on, but not including, the next succeeding Floating Rate Interest Payment Date (each a “Floating Rate Interest Period”); provided that the first Floating Rate Interest Period will begin on and include November 15, 2018 and will end on but exclude February 15, 2019.

Floating Rate Interest Determination Dates:	The Floating Rate Interest Determination Date for the first Floating Rate Interest Period will be November 13, 2018 and the Floating Rate Interest Determination Date for each succeeding Floating Rate Interest Period will be the second London Banking Day (as defined under “—Interest Terms Common to the Securities” below) preceding the applicable Floating Rate Interest Reset Date.

Floating Rate Day Count:	Actual/360, Modified Following, Adjusted.

Interest Terms Common to the Securities

The following shall apply to the terms of each series of Securities separately on a series by series basis.

Floating Rate of Interest:	Each of the Fixed-to-Floating Floating Interest Rate and the Floating Rate Securities Interest Rate (the “Floating Rate of Interest”).

Interest Determination Date:	Each of the Fixed-to-Floating Rate Interest Determination Dates and the Floating Rate Interest Determination Dates (each an “Interest Determination Date”).

Interest Payment Date:	Each of the Fixed Rate Interest Payment Dates, the Fixed-to-Floating Floating Rate Interest Payment Dates and the Floating Rate Interest Payment Dates (each an “Interest Payment Date”).

Period of Floating Rate Interest:	Each of the Fixed-to-Floating Rate Interest Periods and the Floating Rate Interest Periods (each a “Period of Floating Rate Interest”).

Interest Reset Date:	Each of the Fixed-to-Floating Rate Interest Reset Dates and the Floating Rate Interest Reset Dates (each an “Interest Reset Date”).

LIBOR:	The three-month U.S. dollar London Interbank Offered Rate.

Margin:	Each of the Fixed-to-Floating Rate Margin and the Floating Rate Margin (each a “Margin”).

London Banking Day:	Any day on which dealings in U.S. dollars are transacted in the London interbank market.

Calculation Agent:	The Bank of New York Mellon, London Branch, or its successor appointed by the Company.

Calculation of LIBOR:

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below; and

(2) With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01 (in circumstances other than those described under “—Replacement for LIBOR” below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by the Company, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected and identified by the Company for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be equal to LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

All percentages resulting from any calculation of any Floating Rate of Interest will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All calculations made by the Calculation Agent for the purposes of calculating interest on the Securities shall be conclusive and binding on the Holders of the Securities, the Company and the Trustee, absent manifest error.

For any Period of Floating Rate Interest, if LIBOR is negative, then it would reduce the Floating Rate of Interest payable for such interest period below the specified Margin. Accordingly, Holders may receive a Floating Rate of Interest that is lower than the specified Margin. In any event, the Floating Rate of Interest will not be less than zero.

Replacement for LIBOR

If the Company determines that LIBOR has ceased to be published on Reuters Page LIBOR01 or any successor or replacement page (the “Relevant Screen Page”) as a result of such benchmark ceasing to be calculated or administered when any Floating Rate of Interest (or the relevant component part thereof) remains to be determined by LIBOR, then the following provisions shall apply to the applicable Securities of a series:

(i) the Company shall use reasonable endeavors to appoint, as soon as reasonably practicable, an Independent Adviser to determine (acting in good faith and in a commercially reasonable manner), no later than five Business Days prior to the relevant Interest Determination Date relating to the next succeeding Period of Floating Rate Interest (the “IA Determination Cut-off Date”), a Successor Rate (as defined below) or, alternatively, if there is no Successor Rate, an Alternative Reference Rate (as defined below) for purposes of determining the applicable Floating Rate of Interest (or the relevant component part thereof) to the applicable Securities;

(ii)  if the Company is unable to appoint an Independent Adviser, or the Independent Adviser appointed by it fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, the Company (acting in good faith and in a commercially reasonable manner) may itself determine a Successor Rate or, if there is no Successor Rate, an Alternative Reference Rate;

(iii)  if a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) is determined in accordance with the preceding provisions, such Successor Rate or, failing which, an Alternative Reference Rate (as applicable) shall be LIBOR for each of the future Periods of Floating Rate Interest (subject to the subsequent operation of, and to adjustment as described under “— Replacement for LIBOR”); provided, however, that if sub-paragraph (ii) applies and the Company is unable to or does not determine a Successor Rate or an Alternative Reference Rate prior to the relevant Interest Determination Date, the Floating Rate of Interest applicable to the next succeeding Period of Floating Rate Interest shall be equal to the Floating Rate of Interest last determined in relation to the applicable Securities in respect of the preceding Period of Floating Rate Interest (or alternatively, if there has not been a first Fixed-to-Floating Rate Interest Period in respect of the Fixed-to-Floating Rate Securities, the Fixed-to-Floating Floating Interest Rate shall be the Fixed Interest Rate); for the avoidance of doubt, the proviso in this sub-paragraph (iii) shall apply to the relevant Period of Floating Rate Interest only and any subsequent Periods of Floating Rate Interest are subject to the subsequent operation of, and to adjustment as described under “—Replacement for LIBOR”;

(iv) if the Independent Adviser or the Company determines a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) in accordance with the above provisions, the Independent Adviser or the Company (as applicable), may also specify changes to terms of the Securities of such series, including but not limited to the Margin, relevant day count, Relevant Screen Page, Business Day, Interest Determination Date and/or the definition of LIBOR, and the method for determining the fallback rate in relation to the applicable Securities, in order to follow market practice in relation to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser (in consultation with the Company) or the Company (as applicable), determines that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and the Floating Rate of Interest shall be the aggregate of (i) the Successor Rate or, as applicable, Alternative Reference Rate, (ii) the Adjustment Spread and (iii) the applicable Margin. If the Independent Adviser or the Company (as applicable) is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread and the Floating Rate of Interest shall be the aggregate of (i) the Successor Rate or, as applicable, Alternative Reference Rate and (ii) the applicable Margin. For the avoidance of doubt, the Trustee and Calculation Agent shall, at the direction and expense of the Company, effect such consequential amendments to the Indenture, the Calculation Agency Agreement and the terms of the applicable Securities as may be required in order to give effect to the provisions set forth here under “—Replacement for LIBOR”. Consent of the holders of the applicable Securities shall not be required in connection with effecting the Successor Rate or Alternative Reference Rate (as applicable) or such other changes, including for the execution of any documents or other steps by the Trustee or the Calculation Agent (if required); and

(v)   the Company shall promptly, following the determination of any Successor Rate or Alternative Reference Rate (as applicable), give notice thereof to the Trustee, the Calculation Agent and the holders of the applicable Securities, which shall specify the effective date(s) for such Successor Rate or Alternative Reference Rate (as applicable) and any consequential changes made to the Indenture, the Calculation Agency Agreement and/or the terms of the applicable Securities, provided that the determination of any Successor Rate or Alternative Reference Rate, and any other related changes to the applicable Securities, shall be made in accordance with the relevant Capital Regulations (if applicable). In effecting any such consequential amendments to the Indenture, the Calculation Agency Agreement and/or the terms of the applicable Securities as may be directed by the Company in order to give effect to the provisions hereof, neither the Trustee nor the Calculation Agent shall be required to effect any amendments that affects their own rights, duties or immunities under the Indenture, the Calculation Agency Agreement or otherwise.

For the purposes of this section “—Replacement for LIBOR” in respect of a series of Securities:

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with the Company) or the Company (as applicable), determines is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to holders of the applicable Securities as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:

(i) in the case of a Successor Rate, is formally recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body; or

(ii)  in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with the Company) or the Company (as applicable) determines, is recognized or acknowledged as being in customary market usage in international debt capital markets transactions which reference LIBOR, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or

(iii)  if no such customary market usage is recognized or acknowledged, the Independent Adviser (in consultation with the Company) or the Company in its discretion (as applicable), determines (acting in good faith and in a commercially reasonable manner) to be appropriate;

“Alternative Reference Rate” means the rate that the Independent Adviser or the Company (as applicable) determines in its discretion has replaced LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest in respect of bonds denominated in U.S. dollars and of a comparable duration to the relevant Period of Floating Rate Interest, or, if the Independent Adviser or the Company (as applicable) determines that there is no such rate, such other rate as the Independent Adviser or the Company (as applicable) determines in its discretion (acting in good faith and in a commercially reasonable manner) is most comparable to LIBOR;

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by the Company at its own expense;

“Relevant Nominating Body” means, in respect of LIBOR:

(i) the central bank for the U.S. dollar, or any central bank or other supervisory authority that is responsible for supervising the administrator of LIBOR; or

(ii)  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the U.S. dollar, (b) any central bank or other supervisory authority that is responsible for supervising the administrator of LIBOR, (c) a group of the aforementioned central banks or other supervisory authorities, or (d) the Financial Stability Board or any part thereof; and

“Successor Rate” means the rate that the Independent Adviser or the Company (as applicable) determines is a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.

EXHIBIT A

Form of Fixed-to-Floating Rate Global Note

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (as heretofore amended and supplemented, the “Base Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of November 15, 2018 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority (as those terms are defined in the Base Indenture) and the provisions set forth in Section 12.01 of the Base Indenture.

In accordance with Section 2.10 of the Third Supplemental Indenture, by its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the substitution of Sections 5.01, 5.02 and 5.03 (except for Sections 5.03(c) and 5.03(f)) of the Base Indenture with Section 2.07 of the Third Supplemental Indenture on the occurrence of an Events of Default Substitution (as defined below) in accordance with Section 2.06 of the Third Supplemental Indenture, at the Company’s option, without the need for the Company to obtain any consent from such Holder or Beneficial Owner.

In accordance with Article 13 of the Base Indenture and Section 2.16 of the Third Supplemental Indenture, each Holder and Beneficial Owner of the Securities that acquires the Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions set forth in the Securities and the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the provisions contained in Section 5.03(c) and Section 12.01 of the Base Indenture and Section 2.10 of the Third Supplemental Indenture.

BARCLAYS PLC

4.610% Fixed-to-Floating Rate Senior Notes due 2023

No. 00[•]	$[•]

CUSIP NO. 06738E BE4 ISIN NO. US06738EBE41 COMMON CODE NO. 191016831

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[•] ([•]) on February 15, 2023 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from November 15, 2018 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. Interest shall be paid semi-annually in arrear on February 15 and August 15 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on August 15, 2019 and ending on February 15, 2022 (the “Par Redemption Date”), except as otherwise provided herein, at the rate of 4.610% per annum. Thereafter, interest shall be paid quarterly in arrear on May 15, 2022, August 15, 2022, November 15, 2022 and the Maturity Date (each, a “Floating Rate Interest Payment Date” and, together with the Fixed Rate Interest Payment Dates, an “Interest Payment Date”), except as otherwise provided herein, at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus 1.40% per annum, as described below.

The interest rate on the Securities for any Floating Rate Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus 1.40% per annum. During the Floating Rate Period, the interest rate on the Securities will be reset quarterly on each Interest Reset Date. Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a 360 day year of twelve 30 day months during the Fixed Rate Period and on the basis of the actual number of days in each Floating Rate Interest Period and a 360-day year during the Floating Rate Period.

The Calculation Agent, initially the Bank of New York Mellon, London Branch (the “Calculation Agent”), will determine LIBOR in any circumstance where the Calculation Agent is so required under the terms of the Securities and the Indenture, in accordance with the provisions set forth in Annex I to the Third Supplemental Indenture. Any replacement for LIBOR will also be calculated in accordance with the provisions set forth in Annex I to the Third Supplemental Indenture.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Securities shall be conclusive and binding on the Holders of the Securities, the Company and the Trustee, absent manifest error.

If any scheduled Fixed Rate Interest Payment Date is not a Business Day, the Fixed Rate Interest Payment Date shall be postponed to the next succeeding Business Day (as defined below), but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If any scheduled Floating Rate Interest Payment Date is not a Business Day, the Floating Rate Interest Payment Date shall be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. If the Securities are redeemed, unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Securities called for redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name the relevant Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined in the Third Supplemental Indenture) for such interest.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is hereby designated for purposes of the Securities initially as the office or agency of the Trustee located at said address. Initially, the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon SA/NV, Luxembourg Branch, 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg (which location shall also be a Place of Payment for purposes of Section 3.05(a) of the Base Indenture). The Company at any time and from time to time may change the Paying Agent or, subject to Section 9.01 of the Base Indenture, the Place of Payment, and the Senior Debt Security Registrar without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture which shall be governed by and construed in accordance with English law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT COVERED BY THE U.K. FINANCIAL SERVICES COMPENSATION SCHEME OR INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES, THE UNITED KINGDOM OR ANY OTHER JURISDICTION.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature Page to Fixed-to-Floating Rate Global Note No [•]]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as defined below)) as amended and supplemented by the Third Supplemental Indenture, dated as of November 15, 2018 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture conflict with this Security, the Indenture shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of $1,750,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“Fixed Rate Interest Period” means the period beginning on (and including) a Fixed Rate Interest Payment Date and ending on (but not including) the next succeeding Fixed Rate Interest Payment Date; provided that the first Fixed Rate Interest Period will begin on and include November 15, 2018 and will end on (but exclude) August 15, 2019.

“Fixed Rate Period” means the period beginning on (and including) November 15, 2018 and ending on (but not including) the Par Redemption Date.

“Floating Rate Interest Period” means the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but not including) the next succeeding Floating Rate Interest Payment Date, provided that the first Floating Rate Interest Period will begin on and include the Par Redemption Date and will end on, but exclude, May 15, 2022.

“Floating Rate Period” means the period beginning on (and including) the Par Redemption Date and ending on (but not including) the Maturity Date.

“Interest Determination Date” means the second London Banking Day preceding the applicable Interest Reset Date.

“Interest Reset Date” means the Par Redemption Date, May 15, 2022, August 15, 2022 and November 15, 2022; provided that if any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

The provisions set forth in Section 10.04 of the Base Indenture are applicable to this Security. In addition, the Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest in the Securities.

The Company may redeem the Securities pursuant to Section 2.04 of the Third Supplemental Indenture. The Company may also redeem the Securities pursuant to Section 11.09 of the Base Indenture and/or Section 2.05 of the Third Supplemental Indenture. Any redemption of Securities by the Company is subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Base Indenture and in Section 2.17 of the Third Supplemental Indenture, and to the conditions set forth in Section 11.10 of the Base Indenture.

The Company may repurchase the Securities pursuant to Section 11.12 of the Base Indenture.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall rank as set forth in Section 2.01(k) of the First Supplemental Indenture.

The Securities are subject to the waiver of set-off provisions set forth in Section 5.03(c) of the Base Indenture.

This Security is subject to the provisions regarding the U.K. Bail-in Power Acknowledgement set forth in Section 12.01 of the Base Indenture, subject to the provisions of Section 2.18 of the Third Supplemental Indenture.

The Securities are subject to provisions set forth in Article 5 of the Base Indenture, provided that if the inclusion of any of the “Events of Default” set forth in Section 5.01 of the Base Indenture in the terms of the Securities does, or would be likely to (in the opinion of the Company, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event (as defined in the Third Supplemental Indenture) following a Loss Absorption Regulations Event (as defined in the Third Supplemental Indenture) that occurs on or after the Issue Date (as defined in the Third Supplemental Indenture), then the Company may, at the Company’s option, without the need for the Company to obtain any consent from any Holders of the Securities, determine that the terms of Section 5.01, Section 5.02 and Section 5.03 (except for Section 5.03(c) and Section 5.03(f)) of the Base Indenture shall cease to apply to the Securities and shall be replaced in their entirety by the enforcement events and remedies set forth in the second and third following paragraphs and as contemplated by Section 2.07 of the Third Supplemental Indenture (such replacement, an “Events of Default Substitution”).

Any Events of Default Substitution will also be subject to the provisions of Section 2.08 and 2.09 of the Third Supplemental Indenture. Following an Events of Default Substitution, the Securities will be subject to Section 2.10, Section 2.11, Section 2.12, Section 2.13, Section 2.14 and Section 2.15 of the Third Supplemental Indenture.

Following an Events of Default Substitution, if a Winding-Up Event (as defined in the Third Supplemental Indenture) occurs, the principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

Following an Events of Default Substitution, if a Non-Payment Event (as defined in the Third Supplemental Indenture) occurs, the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.

Following an Events of Default Substitution, the Securities will also subject to the limitation of remedies provisions set forth in Section 2.07 of the Third Supplemental Indenture.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture as contemplated by Article 9 of the Base Indenture. To the extent required by the U.S. Trust Indenture Act of 1939, as amended, but otherwise notwithstanding any other provision in this Security, the Holder of this Security shall have the right to receive (subject to Section 3.07 of the Base Indenture) payment of any principal of, and interest on, this Security when due (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The provisions on registration, transfer, or exchange, of the Securities set forth in Section 3.05 of the Base Indenture are applicable to the Securities.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture, which shall be governed by and construed in accordance with English law.

EXHIBIT B

Form of Floating Rate Global Note

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (as heretofore amended and supplemented, the “Base Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of November 15, 2018 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Notwithstanding any other agreements, arrangements or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority (as those terms are defined in the Base Indenture) and the provisions set forth in Section 12.01 of the Base Indenture.

In accordance with Section 2.10 of the Third Supplemental Indenture, by its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the substitution of Sections 5.01, 5.02 and 5.03 (except for Sections 5.03(c) and 5.03(f)) of the Base Indenture with Section 2.07 of the Third Supplemental Indenture on the occurrence of an Events of Default Substitution (as defined below) in accordance with Section 2.06 of the Third Supplemental Indenture, at the Company’s option, without the need for the Company to obtain any consent from such Holder or Beneficial Owner.

In accordance with Article 13 of the Base Indenture and Section 2.16 of the Third Supplemental Indenture, each Holder and Beneficial Owner of the Securities that acquires the Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions set forth in the Securities and the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the provisions contained in Section 5.03(c) and Section 12.01 of the Base Indenture and Section 2.10 of the Third Supplemental Indenture.

BARCLAYS PLC

Floating Rate Senior Notes due 2023

No. 00[•]	$[•]

CUSIP NO. 06738E BF1 ISIN NO. US06738EBF16 COMMON CODE NO. 191020910

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[•] ([•]) on February 15, 2023 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from November 15, 2018 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid quarterly in arrear on February 15, May 15, August 15 and November 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2019 and ending on the Maturity Date, except as otherwise provided herein, at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus 1.43% per annum, as described below, until the principal hereof is paid or made available for payment.

The interest rate on the Securities for the first Interest Period will be LIBOR, as determined on November 13, 2018 (treating November 13, 2018 as if it were an Interest Determination Date and November 15, 2018 as the related Interest Reset Date), plus 1.43% per annum. Thereafter, the interest rate on the Securities for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus 1.43% per annum. The interest rate on the Securities will be reset quarterly on each Interest Reset Date. Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days and the actual number of days elapsed.

The Calculation Agent, initially the Bank of New York Mellon, London Branch (the “Calculation Agent”), will determine LIBOR in any circumstance where the Calculation Agent is so required under the terms of the Securities and the Indenture, in accordance with the provisions set forth in Annex I to the Third Supplemental Indenture. Any replacement for LIBOR will also be calculated in accordance with the provisions set forth in Annex I to the Third Supplemental Indenture.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Securities shall be conclusive and binding on the Holders of the Securities, the Company and the Trustee, absent manifest error.

If any scheduled Interest Payment Date is not a Business Day (as defined below), the Interest Payment Date shall be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. If the Securities are redeemed, unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Securities called for redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name the relevant Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined in the Third Supplemental Indenture) for such interest.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is hereby designated for purposes of the Securities initially as the office or agency of the Trustee located at said address. Initially, the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon SA/NV, Luxembourg Branch, 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg (which location shall also be a Place of Payment for purposes of Section 3.05(a) of the Base Indenture). The Company at any time and from time to time may change the Paying Agent or, subject to Section 9.01 of the Base Indenture, the Place of Payment, and the Senior Debt Security Registrar without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture which shall be governed by and construed in accordance with English law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT COVERED BY THE U.K. FINANCIAL SERVICES COMPENSATION SCHEME OR INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES, THE UNITED KINGDOM OR ANY OTHER JURISDICTION.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature Page to Floating Rate Note Global Note No. [•]]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as defined below)) as amended and supplemented by the Third Supplemental Indenture, dated as of November 15, 2018 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture conflict with this Security, the Indenture shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of $750,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“Interest Determination Date” means the second London Banking Day preceding the applicable Interest Reset Date; provided, however, that the first Interest Determination Date shall be November 13, 2018.

“Interest Period” means the period beginning on (and including) an Interest Payment Date and ending on (but not including) the next succeeding Interest Payment Date; provided that the first Interest Period will begin on and include November 15, 2018 and will end on (but exclude) February 15, 2019.

“Interest Reset Date” means every February 15, May 15, August 15 and November 15 in each year, commencing on Febuary 15, 2019; provided that the interest rate in effect from (and including) November 15, 2018 to (but excluding) the first Interest Reset Date will be the initial interest rate; provided that if any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

The provisions set forth in Section 10.04 of the Base Indenture are applicable to this Security. In addition, the Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest in the Securities.

The Company may redeem the Securities pursuant to Section 2.04 of the Third Supplemental Indenture. The Company may also redeem the Securities pursuant to Section 11.09 of the Base Indenture and/or Section 2.05 of the Third Supplemental Indenture. Any redemption of Securities by the Company is subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Base Indenture and in Section 2.17 of the Third Supplemental Indenture, and to the conditions set forth in Section 11.10 of the Base Indenture.

The Company may repurchase the Securities pursuant to Section 11.12 of the Base Indenture.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall at all times rank pari passu without any preference among themselves. In the event of a winding-up or administration of the Company, the Securities shall rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Company, present and future, except such obligations as are preferred by operation of law.

Subject to applicable law, no Holder or Beneficial Owner of the Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and the Indenture and each Holder and Beneficial Owner shall, by virtue of its holding of any Security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder or Beneficial Owner of the Securities by the Company in respect of, or arising under, the Securities or the Indenture are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law immediately pay to the Company an amount equal to the amount of such discharge (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the Securities, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off. No Holder of Securities shall be entitled to proceed directly against the Company except as described in Section 5.07 of the Base Indenture.

This Security is subject to the provisions regarding the U.K. Bail-in Power Acknowledgement set forth in Section 12.01 of the Base Indenture, subject to the provisions of Section 2.18 of the Third Supplemental Indenture.

The Securities are subject to provisions set forth in Article 5 of the Base Indenture, provided that if the inclusion of any of the “Events of Default” set forth in Section 5.01 of the Base Indenture in the terms of the Securities does, or would be likely to (in the opinion of the Company, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event (as defined in the Third Supplemental Indenture) following a Loss Absorption Regulations Event (as defined in the Third Supplemental Indenture) that occurs on or after the Issue Date (as defined in the Third Supplemental Indenture), then the Company may, at the Company’s option, without the need for the Company to obtain any consent from any Holders of the Securities, determine that the terms of Section 5.01, Section 5.02 and Section 5.03 (except for Section 5.03(c) and Section 5.03(f)) of the Base Indenture shall cease to apply to the Securities and shall be replaced in their entirety by the enforcement events and remedies set forth in the second and third following paragraphs and as contemplated by Section 2.07 of the Third Supplemental Indenture (such replacement, an “Events of Default Substitution”).

Any Events of Default Substitution will also be subject to the provisions of Section 2.08 and 2.09 of the Third Supplemental Indenture. Following an Events of Default Substitution, the Securities will be subject to Section 2.10, Section 2.11, Section 2.12, Section 2.13, Section 2.14 and Section 2.15 of the Third Supplemental Indenture.

Following an Events of Default Substitution, if a Winding-Up Event (as defined in the Third Supplemental Indenture) occurs, the principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

Following an Events of Default Substitution, if a Non-Payment Event (as defined in the Third Supplemental Indenture) occurs, the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.

Following an Events of Default Substitution, the Securities will also subject to the limitation of remedies provisions set forth in Section 2.07 of the Third Supplemental Indenture.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture as contemplated by Article 9 of the Base Indenture. To the extent required by the U.S. Trust Indenture Act of 1939, as amended, but otherwise notwithstanding any other provision in this Security, the Holder of this Security shall have the right to receive (subject to Section 3.07 of the Base Indenture) payment of any principal of, and interest on, this Security when due (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The provisions on registration, transfer, or exchange, of the Securities set forth in Section 3.05 of the Base Indenture are applicable to the Securities.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture, which shall be governed by and construed in accordance with English law.

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